FIELDCREST CANNON, INC.

                           INTER-OFFICE CORRESPONDENCE

                                  July 15, 1996



PERSONAL & CONFIDENTIAL

Mr. James M. Fitzgibbons
Kannapolis


RE:      1996 AMENDMENT TO EMPLOYEE RETENTION AGREEMENT


Dear Jim:

         Fieldcrest Cannon, Inc. (the "Company") and you entered into an Employee Retention Agreement effective July 9, 1993. The Company now deems it appropriate to amend the Agreement as follows:

         1.       Delete Section 7 and substitute the following therefor:

                  SALE OF  BUSINESS OR ASSETS.
                  If the Company sells all or substantially all of its business or assets or if the Company sells all or substantially all of its business or assets of a Division of which you are an employee to an entity (the "Purchaser"), you will be entitled to receive the Change in Control Severance Benefits on the effective date of such sale. In determining such benefits, the hospitalization or medical reimbursement plan in effect immediately preceding such effective date shall be continued in effect without change (except any change that may be mandated by law) for the period for which you are entitled to coverage. Notwithstanding the foregoing, the Change in Control Severance Benefits shall not be payable if you enter the employment of the Purchaser, or if you fail to enter such employment but the Purchaser offers you the following: (i) employment in a senior executive position having authority and responsibility comparable to your authority and responsibility with the Company immediately preceding the sale, and
         (ii) compensation and benefits at least as great as provided to you by the Company immediately preceding the sale, including without limitation severance benefits in the event of your termination of employment with the Purchaser at least as great as herein provided (but not conditioned on a change in control of the Purchaser). Notwithstanding the preceding sentence, the vesting set forth in Subsection 5(d) shall be required on the effective date of the sale, regardless of any subsequent events.


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         2.       Delete Section 9(a) and substitute the following therefor:

                  SUCCESSORS; BINDING AGREEMENT.
                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company or all or substantially all of the business or assets of a Division expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled hereunder if you had terminated your employment for Good Reason immediately after a Change in Control of the Company, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets or to its business or assets of a Division as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         Kindly sign and return this letter to the Company, which signature will then constitute our agreement on this subject.

                              Sincerely,

                             FIELDCREST CANNON, INC.


                             By: /s/ Noah T. Herndon
                                 Noah T. Herndon
                                    Chairman,
                                Compensation Committee

AGREED TO THIS 16TH DAY OF
 OCTOBER, 1996:


/s/ James M. Fitzgibbons
         Signature

James M. Fitzgibbons
         Print Name
Address:

40 Norfolk Road

Brookline, MA  02167


                                                              Page 108


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